Exhibit 99.1
FICO Announces Earnings of $5.05 per Share
for Third Quarter Fiscal 2024

Revenue of $448 million vs. $399 million in prior year

BOZEMAN, Mont.--(BUSINESS WIRE)--July 31, 2024--FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its third fiscal quarter ended June 30, 2024.

Third Quarter Fiscal 2024 GAAP Results
Net income for the quarter totaled $126.3 million, or $5.05 per share, versus $128.8 million, or $5.08 per share, in the prior year period. The third quarter in Fiscal 2023 included a large one-time favorable expense adjustment.
Net cash provided by operating activities for the quarter was $213.3 million versus $122.6 million in the prior year period.

Third Quarter Fiscal 2024 Non-GAAP Results
Non-GAAP Net Income for the quarter was $156.4 million versus $143.4 million in the prior year period. Non-GAAP EPS for the quarter was $6.25 versus $5.66 in the prior year period. Free cash flow was $205.7 million for the current quarter versus $121.8 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned “Non-GAAP Results” and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Third Quarter Fiscal 2024 GAAP Revenue
The company reported revenues of $447.8 million for the quarter as compared to $398.7 million reported in the prior year period.

“We delivered significant growth throughout the business, with strong adoption of FICO 10 T and FICO Platform,” said Will Lansing, chief executive officer. “We are pleased to announce that we are raising our full year guidance.”

Revenues for the third quarter of fiscal 2024 for the company’s two operating segments were as follows:
•Scores revenues, which include the company’s business-to-business (B2B) scoring solutions, and business-to-consumer (B2C) solutions, were $241.4 million in the third quarter, compared to $201.8 million in the prior year period, an increase of 20%. B2B revenue increased 27%, driven largely by higher unit prices, which were partially offset by a decrease in mortgage origination volumes. B2C revenue decreased 2% from the prior year period due to lower volumes on myFICO.com business.
•Software revenues, which include the company’s analytics and digital decisioning technology, were $206.4 million in the third quarter, compared to $196.9 million in the prior year period, an increase of 5%, mainly due to increased recurring revenue, partially offset by a decrease in professional services. Software Annual Recurring Revenue was up 10% year-over-year, consisting of 31% platform ARR growth and 3% non-platform growth. Software Dollar-Based Net Retention Rate was 108% at June 30, 2024, with platform software at 124% and non-platform software at 101%.

Outlook
The company is updating its previously provided guidance for fiscal 2024:

	Previous 2024 Guidance	Updated 2024 Guidance
Revenues	$1.690 billion	$1.700 billion
GAAP Net Income	$495 million	$500 million
GAAP EPS	$19.70	$19.90
Non-GAAP Net Income	$573 million	$582 million
Non-GAAP EPS	$22.80	$23.16

The Non-GAAP financial measures are described in the financial table captioned “Reconciliation of Non-GAAP Guidance.”

Company to Host Conference Call
The company will host a webcast on July 31, 2024 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its third quarter fiscal 2024 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through July 31, 2025.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 215 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, insurance, telecommunications, health care, retail, and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to improving financial inclusion, to increasing supply chain resiliency. The FICO® Score, used by 90% of top US lenders, is the standard measure of consumer credit risk in the US and has been made available in over 40 other countries, improving risk management, credit access and transparency.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

For FICO news and media resources, visit www.fico.com/news.

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Software segment’s business strategy, the Company’s ability to continue to develop new and enhanced products and services, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, disruptions and uncertainties with respect to global economic conditions as well as in industries and markets of the Company and its customers, the Company’s ability to keep up with rapidly changing technologies, its ability to recruit and retain qualified personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, or divestitures, and material adverse developments in global economic conditions or the occurrence of certain other world events such as geopolitical tensions, military conflicts, the level and volatility of interest rates, the level of inflation, the continuing effects of the COVID-19 pandemic, an actual recession or fears of a recession, trade policies and tariffs, and political and governmental instability. Additional information on these risks and uncertainties and other factors that could affect FICO's future results are described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2023 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2024	September 30, 2023
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$156,043	$136,778
Accounts receivable, net	437,637	387,947
Prepaid expenses and other current assets	37,455	31,723
Total current assets	631,135	556,448
Marketable securities and investments	44,034	34,237
Property and equipment, net	34,128	10,966
Operating lease right-of-use assets	26,087	25,703
Goodwill and intangible assets, net	776,806	774,244
Other assets	196,641	173,683
Total assets	$1,708,831	$1,575,281
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and other accrued liabilities	$80,226	$78,487
Accrued compensation and employee benefits	92,731	102,471
Deferred revenue	149,259	136,730
Current maturities on debt	15,000	50,000
Total current liabilities	337,216	367,688
Long-term debt	2,104,943	1,811,658
Operating lease liabilities	18,420	23,903
Other liabilities	77,558	60,022
Total liabilities	2,538,137	2,263,271

Stockholders’ deficit	(829,306)	(687,990)
Total liabilities and stockholders’ deficit	$1,708,831	$1,575,281

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Revenues:
On-premises and SaaS software	$183,785	$172,059	$529,633	$471,203
Professional services	22,614	24,851	63,637	74,348
Scores	241,450	201,778	670,447	578,273
Total revenues	447,849	398,688	1,263,717	1,123,824
Operating expenses:
Cost of revenues	88,225	71,846	258,632	228,221
Research and development	44,217	41,455	127,732	118,354
Selling, general and administrative	124,881	108,081	340,077	301,234
Amortization of intangible assets	275	275	825	825
Gain on product line asset sale	—	—	—	(1,941)
Total operating expenses	257,598	221,657	727,266	646,693
Operating income	190,251	177,031	536,451	477,131
Other expense, net	(22,933)	(19,244)	(65,809)	(63,972)
Income before income taxes	167,318	157,787	470,642	413,159
Provision for income taxes	41,062	29,029	93,522	85,208
Net income	$126,256	$128,758	$377,120	$327,951
Earnings per share:
Basic	$5.12	$5.16	$15.24	$13.10
Diluted	$5.05	$5.08	$15.01	$12.91
Shares used in computing earnings per share:
Basic	24,646	24,959	24,743	25,040
Diluted	25,015	25,337	25,129	25,399

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net income	$377,120	$327,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,012	11,642
Share-based compensation	109,457	89,750
Changes in operating assets and liabilities	(74,700)	(93,763)
Gain on product line asset sale	—	(1,941)
Other, net	(15,403)	(28,773)
Net cash provided by operating activities	406,486	304,866
Cash flows from investing activities:
Purchases of property and equipment	(7,130)	(3,169)
Capitalized internal-use software costs	(11,298)	—
Net activity from marketable securities	(2,006)	(3,679)
Cash transferred, net of proceeds, from product line asset sale	—	(6,126)
Net cash used in investing activities	(20,434)	(12,974)
Cash flows from financing activities:
Proceeds from revolving line of credit and term loans	795,000	339,000
Payments on revolving line of credit and term loans	(538,250)	(265,250)
Proceeds from issuance of treasury stock under employee stock plans	15,680	15,615
Taxes paid related to net share settlement of equity awards	(137,223)	(75,443)
Repurchases of common stock	(498,171)	(285,158)
Other, net	(2,017)	—
Net cash used in financing activities	(364,981)	(271,236)
Effect of exchange rate changes on cash	(1,806)	9,164
Increase in cash and cash equivalents	19,265	29,820
Cash and cash equivalents, beginning of period	136,778	133,202
Cash and cash equivalents, end of period	$156,043	$163,022

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
GAAP net income	$126,256	$128,758	$377,120	$327,951
Amortization of intangible assets	275	275	825	825
Gain on product line asset sale	—	—	—	(1,941)
Share-based compensation expense	42,435	32,995	109,457	89,750
Income tax adjustments	(10,939)	(8,314)	(27,949)	(22,046)
Excess tax benefit	(1,636)	(818)	(27,345)	(11,734)
Adjustment to tax reserves and valuation allowance	—	(9,500)	—	(9,500)
Non-GAAP net income	$156,391	$143,396	$432,108	$373,305

GAAP diluted earnings per share	$5.05	$5.08	$15.01	$12.91
Amortization of intangible assets	0.01	0.01	0.03	0.03
Gain on product line asset sale	—	—	—	(0.08)
Share-based compensation expense	1.70	1.30	4.36	3.53
Income tax adjustments	(0.44)	(0.33)	(1.11)	(0.87)
Excess tax benefit	(0.07)	(0.03)	(1.09)	(0.46)
Adjustment to tax reserves and valuation allowance	—	(0.37)	—	(0.37)
Non-GAAP diluted earnings per share	$6.25	$5.66	$17.20	$14.70

Free cash flow
Net cash provided by operating activities	$213,331	$122,623	$406,486	$304,866
Capital expenditures	(7,645)	(793)	(18,428)	(3,169)
Free cash flow	$205,686	$121,830	$388,058	$301,697
Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures
To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude, to the extent applicable, such items as the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(Unaudited)

	Previous Fiscal 2024 Guidance	Updated Fiscal 2024 Guidance
	(In millions, except per share data)

GAAP net income	$495	$500
Amortization of intangible assets	1	1
Share-based compensation expense	140	149
Income tax adjustments	(35)	(39)
Excess tax benefit	(28)	(29)
Non-GAAP net income	$573	$582

GAAP diluted earnings per share	$19.70	$19.90
Amortization of intangible assets	0.04	0.04
Share-based compensation expense	5.57	5.93
Income tax adjustments	(1.39)	(1.55)
Excess tax benefit	(1.11)	(1.15)
Non-GAAP diluted earnings per share	$22.80	$23.16

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures
To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude, to the extent applicable, such items as the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

Contacts
Investors/Analysts:
Dave Singleton
Fair Isaac Corporation
(800) 459-7125
investor@fico.com